SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 14, 2008 (May 1, 2008)
TRI-ISTHMUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
9663 Santa Monica Blvd., #959
Beverly Hills, California 90210
(Address of Principal Executive Offices) (Zip Code)
(310) 860-2501
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion Of Acquisition Of Assets
     On May 7, 2008, a Current Report on Form 8-K (the “Form 8-K”) was filed reporting the merger of SPMC Acquisition Company, an Oklahoma corporation (the “Merger Sub”), with and into Southern Plains Medical Center, Inc., an Oklahoma corporation (the “Target”), with the Target as the surviving corporation (the “Surviving Corporation”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Target, the thirteen shareholders of the Target (each a “Target Shareholder” and collectively, the “Target Shareholders”), and the following indirect and ultimate subsidiaries of Tri-Isthmus Group, Inc., a Delaware corporation (the “Registrant”); Rural Health Acquisition, LLC, an Oklahoma limited liability company and indirect subsidiary of the Registrant (“RHA”); RHA Anadarko, LLC, an Oklahoma limited liability company and wholly-owned subsidiary of RHA (the “Parent”); and the Merger Sub, a wholly-owned subsidiary of the Parent.
     This Amendment No. 1 includes the financial statements of SPMC audited in accordance with U.S. GAAP and a pro forma set of financial statements incorporating SPMC’s results into those of the Registrant.
     The description of the acquisition of SPMC contained in this Item 2.01 is qualified in its entirety by reference to the full text of the Merger Agreement, dated as of May 1, 2008, in substantially the form attached hereto as Exhibit 2.1.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of the Business Acquired. The audited financial statements of SPMC required by this Item 9.01 are attached to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information. The pro forma financial statements required by this Item 9.01 are attached to this Current Report on Form 8-K.

(c)	Not applicable.

(d)	Exhibits.

Exhibit
Number	Description

2.1*	Agreement and Plan of Merger, dated as of May 1, 2008

99.1	Audited Financial Statements of SPMC

99.2	Pro Forma Financial Statements

*	Incorporated by reference to Exhibit 10.1 to the Form 8-K, as filed with the SEC on April 30, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-ISTHMUS GROUP, INC.
Date: July 14, 2008	/s/ Dennis Smith
Dennis Smith
Chief Financial Officer

EXHIBITS

Exhibit
Number	Description

2.1*	Agreement and Plan of Merger, dated as of May 1, 2008

99.1	Audited Financial Statements of SPMC

99.2	Pro Forma Financial Statements

*	Incorporated by reference to Exhibit 10.1 to the Form 8-K, as filed with the SEC on April 30, 2008.